Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Pacific Time, on September 21, 2011

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CLFC • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone.

There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 2 AND “FOR” EACH OF PROPOSALS 3, 4 AND 5.

1.          Merger Agreement. To approve and adopt the Agreement and Plan of Merger, dated December 9, 2010, between Nara Bancorp, Inc. and the Company, providing for the merger of the Company with and into Nara Bancorp, Inc., as described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.          Election of Directors. To elect the following seven individuals to serve on the Board of Directors until the completion of the merger described in Proposal 1 above or, if the merger is not completed, until the next annual meeting of shareholders and until their successors are elected and qualified:

David Z. Hong, Jin Chul Jhung, Chang Hwi Kim, Kevin S. Kim, Peter Y.S. Kim, Sang Hoon Kim and Chung Hyun Lee.

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

3.          Ratification of Appointment of Accountants. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ended December 31, 2011, as described in the Proxy Statement.

4. Advisory Vote on Executive Compensation. To approve, on an advisory and non-binding basis, the compensation paid to the Company’s Named Executive Officers, as described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.          Meeting Adjournment. To adjourn the Meeting to a later date or dates, if necessary or appropriate in the judgment of the Board of Directors, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the Meeting to approve the matters to be considered by the shareholders at the Meeting.

6.          Other Business. To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY – CENTER FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS – September 21, 2011

The undersigned shareholder(s) of Center Financial Corporation (the “Company”) hereby nominates, constitutes and appoints David Z. Hong, Kevin S. Kim and Chung Hyun Lee, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”) of the Company to be held at 2222 West Olympic Boulevard, Los Angeles, California 90006 on September 21, 2011 at 6:00 p.m., and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of Center Financial Corporation called for September 21, 2011, and a copy of the Joint Proxy Statement/Prospectus of the Company and Nara Bancorp, Inc. (the “Proxy Statement”) prior to the signing of this Proxy.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” PROPOSAL 1, “FOR” ALL NOMINEES LISTED IN PROPOSAL 2 AND “FOR” EACH OF PROPOSALS 3, 4 AND 5.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.